"BRUCE FUND, INC."
    SCHEDULE OF INVESTEMENTS
"December 31, 2003"
COMMON STOCKS (41.14%)
No. of Shares	Issue		Cost	Market Value
Property-Casualty Insurance (2.15%)
"1,400"	RLI Corp.			"$6,496"	"$52,444"
"492,500"*Gainsco			"142,161"113,275"
Pharmacuetical/Drug Delivery (7.74%)
"17,600"	*Atrix Labs		"176,311""423,104"
"25,000"	*Elan			"51,789"	"172,250"
Life Science Products (2.42%)
"10,000"	*Serologicals		"69,847"	"186,000"
Health Services (9.97%)
"10,071"	*Assisted Living		"60,771"	"78,050"
"108,000"*Health Grades		"15,225"	"64,800"
"18,000"	*America Service Group	"104,904""555,840"
"20,000"	*Radiologix		"42,400"	"67,800"
Energy Services (3.24%)
"24,000"	"*Team, Inc."		"64,920"	"249,120"
Transportation (6.85%)
"12,600"	*Amerco			"35,663"	"270,900"
"130,000"*Rural Metro		"155,338""256,100"
Rubber Manufacturing (2.14%)
"112,900"*AirBoss of America	"207,946""164,834"
Television (2.04%)
"40,000"	*Summit America		"101,340""157,200"
Mineral Exploration (4.59%)
"140,000"*Crown Resources 		"108,000""352,800"
Total Common Stocks	        "1,343,111   "3,164,517"
WARRANTS (0.18%)
Oil & Gas Transportation
"6,000"	*Link Energy Warrants	"39,500"	"13,800"

PREFERRED STOCK (6.88%)
Power Producers (6.88%)
"6,000"	AES Convt. C 6.75%	"167,655""259,500"
"6,000"	Calpine 5.0% due 8-1-2005	"161,050""270,000"
	Total Preferred Stocks	"328,705""529,500"

BONDS (46.17%)
Principal	Issue		Cost	Market Value
U.S. Government (13.49%)
"$4,000,000""U.S. Treasury ""Strips"" bp due 8-15-2028"
			"939,825""1,037,500"
Corporate (4.77%)
"$150,000"	Rural Metro 7.875% due 3-15-2008
		"55,500"	"121,500"
"$300,000"*Cone Mills 8.125% due 3-15-2005 (flat)
		"109,500"	"97,500"
"$200,000"Titan Intl. 8.75% due 4-01-2007
		"126,000"	"148,000"
Total Corporate Bonds"291,000"	"367,000"
Corporate Convertibles (27.91%)
"$100,000"Cubist 5.5% due 11-1-2008
	"55,880"	"88,500"
"$200,000"Emeritus 6.25% due 1-1-2006
			"138,000"	"154,000"
"$200,000"Silcon Graphics 6.125% due 2-1-2011
			"76,000"	"124,000"
"$200,000"PMA Group 4.25% due 9-30-2022
			"149,000"	"152,000"
"$200,000"*Adelphia 6.00% due 2-15-2006(flat)
			"91,750"	"86,000"
"$100,000"Curagen 6.00% due 2-2-2007
			"65,000"	"88,000"
"$400,000"Internet Capital 5.50% due 12-21-2004
			"117,000"	"302,000"
"$2,500,000"*Kellstrom 5.5% due 6-15-2003(liquidating)
			"143,750"	"150,000"
"$1,000,000"*Kellstrom 5.75% due 10-15-2002(liquidating)
			"53,750"	"60,000"
"$700,000"Ibasis 5.75% due 3-15-2005
		"153,000"	"420,000"
"$200,000"Level 3 Comm. 6.00% due 3-15-2010
		"34,000"	"138,000"
"$600,000"*Reptron 6.75% due 8-1-2004(restructuring)
		"231,500"	"384,000"
Total Corporate Convertibles	"1,308,630""2,146,500"

Total Bonds		"$2,539,455"	"$3,551,000"

Total Investments (94.37%)	"$4,250,771"	"$7,258,817"

"Cash, other assets less liabilities (5.63%)"	"$432,892"

TOTAL NET ASSETS (100%)		"$7,691,709"

The accompanying notes to financial statements are an
 integral part of this schedule.
*Non-cash income producing